Exhibit 99.1

HORIZON PHARMA PUBLIC LIMITED COMPANY

EQUITY LONG TERM INCENTIVE PROGRAM

EFFECTIVE DATE: JANUARY 5, 2018

1.    Purpose. The Horizon Pharma Public Limited Company Equity Long Term Incentive Program (the “Program”) is for purposes of providing performance-based share incentive compensation to individuals who make a significant contribution to the performance of Horizon Pharma Public Limited Company (the “Company”) and its Affiliates and who are selected for participation in the Program (the “Designated Participants”). The Program objectives are to: (a) provide additional motivation to the Designated Participants to focus on our long-term corporate performance, (b) provide an additional retention incentive for Designated Participants, and (c) further align the interests of the Designated Participants with those of our shareholders. Defined terms not explicitly defined in this Program document including its attached APPENDIX A but defined in the Equity Incentive Plan will have the same definitions as in the Equity Incentive Plan.

2.    How Awards Are Earned Under the Program.

(a)    General Program Description. The Program provides for the grant of Restricted Stock Unit Awards under the Equity Incentive Plan (“PSU Awards”) to the Designated Participants which will vest based on the Company’s level of attainment of performance goals approved by the Committee (the “Performance Goals”) during the applicable performance period designated by the Committee (the “Performance Period”), subject to satisfaction of any applicable service based vesting requirements applicable to the PSU Awards as may be approved by the Committee. To the maximum extent possible, the PSU Awards are intended to qualify as “Performance Stock Awards” under the Equity Incentive Plan.

(b)    Maximum Award; Actual Award. The maximum portion of any PSU Award that may vest and the corresponding maximum number of Ordinary Shares that may be issued in settlement of an PSU Award granted to any Designated Participant for any Performance Period will in no event exceed 200% of the target number of Restricted Stock Units allocated to such Designated Participant for such Performance Period (the “Maximum Award”). The Actual Award earned by and payable to each Participant under the Program with respect to any Performance Period will be determined by the Committee in accordance with the terms of this Program.

(c)    Designated Participants. The Program’s Designated Participants will be selected by the Committee. Except as provided in this Program, no Employee has any right (i) to be a Designated Participant in the Program, (ii) to continue as a Designated Participant, or (iii) to be granted any PSU Award or to earn an Actual Award under the Program.

(d)    Performance Goals and Performance Period. Actual Award amounts will be calculated based upon the Committee’s determination of the Company’s level of attainment of the Performance Goals established for each applicable Performance Period pursuant to the following criteria:

(i)    The Committee will approve the applicable Performance Goals for each Performance Period, which may, but are not required to, include a Threshold Goal. The Actual Award amount will be calculated based on level of attainment of the designated Performance Goals during the Performance Period. If a Threshold Goal is applicable to a Performance Period but is not achieved during such Performance Period, and a Change in Control does not occur prior to expiration of such Performance Period, the Designated Participants will not earn any Actual Award under the Program with respect to such Performance Period.

(ii)    Any Designated Participant who switches from full-time to part-time employment during the Performance Period will have his or her Actual Award reduced on a pro-rata basis based upon the applicable percentage of full-time equivalent employment that was in effect on an aggregate basis during the Performance Period. For the avoidance of doubt, no adjustment will be made to the determined amount of an Actual Award for any Designated Participant due to any reduction in the percentage of full-time equivalent employment of a Designated Participant that occurs after expiration of the Performance Period and prior to determination of the Actual Award.

(e)    No Vesting Acceleration under Severance Plans or Equity Incentive Plan. PSU Awards and Actual Awards granted under this Program are not subject to any vesting acceleration provisions that may be set forth in a Designated Participant’s individual employment agreement or offer letter, the Company’s Officer Severance Benefit Plan, or any other agreement, plan or policy applicable to the Designated Participant that otherwise may provide for vesting of PSU Awards or Actual Awards in connection with a termination of the Designated Participant’s employment or otherwise (collectively, “Company Severance Plans”) or any vesting acceleration provision set forth in the Equity Incentive Plan that would otherwise apply in connection with a Corporate Transaction or otherwise. As a condition to a Designated Participant’s acceptance of any PSU Award or Actual Award under this Program, such Designated Participant thereby expressly acknowledges and agrees that the terms of the Company Severance Plans and the vesting acceleration provisions set forth in the Equity Incentive Plan do not apply to such PSU Award or Actual Award.

3.    Other Program Provisions.

(a)    Determination of Actual Awards. Assessment of actual performance, determination of the Actual Awards and any payment in respect of Actual Awards for any Performance Period will be subject to: (i) the Committee’s determination that the applicable Performance Goals and other vesting terms of the Performance Period have been met.

(b)    Payment of Actual Awards. With respect to all Actual Awards which are earned under the Program, ordinary shares will be issued to the Designated Participants in settlement of the Actual Awards at the times specified in the PSU Award Agreement. In the event of any Change in Control, the Company reserves the right to cancel the Designated Participant’s right to receive any issuance of shares in settlement of an Actual Award and provide in substitution thereof that the Designated Participant will have the right to receive a cash payment, with the amount of such cash payment determined with respect to the value of the shares underlying the Actual Award as of immediately prior to such Change in Control (the “Substitute Cash Payment”). The Substitute Cash Payment amount will be determined and final as of immediately prior to the Change in Control, and will not be further adjusted to reflect any subsequent changes in the value of the Company’s ordinary shares following the Change in Control. The Substitute Cash Payment will be made to the Designated Participant on the same date that shares would otherwise have been issued to the Participant in settlement of the Actual Award as provided in this Program.

(c)    Withholding. The Company will withhold from the ordinary shares to be issued in settlement of an Actual Award a number of shares with a then current fair market value equal to the amount required to be withheld in satisfaction of any federal, state or local tax withholding obligation relating to the payment of the Actual Award as necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; provided, however that if a Substitute Cash Payment will be made in settlement of an Actual Award withholding shall instead be applied to such cash payment amount.

(d)    No Employment or Service Rights. Nothing in the Program or any instrument executed pursuant to the Program will (i) confer upon any Designated Participant any right to continue to be retained in the employ or service of the Company or any other Affiliate, (ii) change the at-will employment relationship between the Company or any other Affiliate and a Designated Participant, or (iii) interfere with the right of the Company or any other Affiliate to discharge any Designated Participant or other person at any time, with or without cause, and with or without advance notice.

(e)    Program Administration. The Committee will be responsible for all decisions and recommendations regarding Program administration and retains final authority regarding all aspects of Program administration, interpretation of the Program, the resolution of any disputes, and application of the Program in any respect to a Designated Participant. All determinations and interpretations made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. The Committee may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any Designated Participant unless (i) expressly provided by the Committee; and (ii) with the consent of the Designated Participant, unless such action is necessary to comply with any applicable law, regulation or rule.

(f)    Recovery. Any Program Payments will be subject to recoupment in accordance with any clawback policy that the Company adopts, including but not limited to the Company’s Incentive Compensation Recoupment Policy, any clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or is otherwise adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. To the extent not inconsistent with such listing standards rules, applicable law or such claw-back policy, any recoupment period applicable to Program Payments will be measured from the date of determination of the Actual Award rather than the date the Program Payment is made. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company.

(g)    Holding Period Restrictions. Any Program Payments made in the form of shares will be subject to any holding period restrictions to the extent set forth in the Award Agreement, if applicable.

(h)    Validity. If any provision of the Program is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Program.

(i)    Section 280G.

(i)    If any payment or benefit a Designated Participant would receive from the Company pursuant to this Program or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Designated Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. . If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for the Designated Participant. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

(ii)    Notwithstanding any provision of paragraph (i) to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for the Designated Participant as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A of the Code shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A of the Code.

(iii)    The accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations unless otherwise determined by the Company. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(iv)    The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, within fifteen (15) calendar days after the date on which the Designated Participant’s right to a Payment is triggered or such other time as requested by the Company.

(j)    Section 409A. All Program Payments are intended to satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) to the maximum extent such exemption is available. To the extent Program Payments are subject to Section 409A, Program Payments are intended to be paid on the earlier of (i) a “specified date,” or (ii) a Change in Control event that occurs prior to such “specified date” in each case in compliance with the requirements of Section 409A. The Company reserves the discretion to provide for acceleration of Program Payments to the maximum extent permitted by Treasury Regulations Section 1.409A-3(j)(4), including in connection with any Change in Control. Program Payments are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences to the Designated Participants under Section 409A, and any ambiguities herein shall be interpreted accordingly.

(k)    Governing Plan Document. Except as expressly provided herein, the Program is subject to all the provisions of the Equity Incentive Plan and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee, the Board or the Company pursuant to the Equity Incentive Plan. Except as expressly provided herein, in the event of any conflict between the provisions of this Program and those of the Equity Incentive Plan, the provisions of the Equity Incentive Plan will control unless necessary for compliance with Section 162(m) of the Code or as necessary to avoid adverse personal tax consequences to the Designated Participants under Section 409A. With respect to PSU Awards and Actual Awards, the terms of this Program supersede any provisions set forth in any Company Severance Plans and also supersede any provisions set forth in the Equity Incentive Plan related to applicable treatment in the event of a Corporate Transaction.

APPENDIX A

EQUITY LONG TERM INCENTIVE PROGRAM

DEFINITIONS

(a)    “Actual Award” means the number of Restricted Stock Units finally determined and awarded to a Designated Participant under the Program based on the Committee’s determination of the level of achievement of the Performance Goals.

(b)    “Change in Control” means the first to occur of (1) a change in the ownership of the Company, (2) a change in the effective control of the Company or (3) a change in the ownership of a substantial portion of the Company’s assets as specified below. For such purposes, a change in ownership of the Company occurs on the date on which any one person or more than one person acting as a group acquires ownership of shares of the Company that, together with shares held by such person or group constitutes more than 50% of the total fair market value or total voting power of the shares of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person or more than one person acting as a group acquires during any 12-month period ownership of shares of the Company possessing 50% or more of the total voting power of the shares of the Company or (ii) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person or more than one person acting as a group acquires assets from the Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. The determination of whether a Change in Control has occurred will be determined in a manner consistent with the requirements of Section 409A.

(c)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)    “Committee” means the Compensation Committee of the Board of Directors of the Company.

(e)    “Equity Incentive Plan” means the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as may be amended, or any successor equity plan under which the PSU Award is granted.

(f)    “Program Payment” means an issuance of shares in settlement of an Actual Award or a Substitute Cash Payment as provided in Section 3(b).

(g)    “PSU Award Agreement” means the Restricted Stock Unit Agreement in the form approved by the Committee for the purpose of granting PSU Awards under the Program and the Equity Incentive Plan.

(h)    “Section 409A” means Section 409A of the Code, including regulations and other guidance thereunder, and any state law of similar effect.

(i)    “Threshold Goal” means any performance goal that may be established by the Committee for the Performance Period and which is the minimum performance level that must be attained in order to any portion of an Actual Award to be earned for such Performance Period absent a Change in Control prior to expiration of such Performance Period. The Committee may, but is not required to, establish a Threshold Goal with respect to any designated Performance Period.